Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of American Virtual Cloud Technologies, Inc. (the “Company”) on Form 10-K for the year ended March 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Darrell J. Mays, Chief Executive Officer of the Company, and Thomas H. King, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our best knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. section 1350 and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Date: June 29, 2020	/s/ Darrell J. Mays
Darrell J. Mays
Chief Executive Officer (principal executive officer)

/s/ Thomas H. King
Thomas H. King
Chief Financial Officer (principal financial and accounting officer)